                                                                   EXHIBIT 10.12

                                A G R E E M E N T

                                     BETWEEN

                                      WDTN

                                       AND

                          INTERNATIONAL BROTHERHOOD OF
                           ELECTRICAL WORKERS, AFL-CIO
                                 LOCAL NO. 1266

                                                          EFFECTIVE JULY 3, 1998
                                                            THROUGH JULY 2, 2003

                                                          (subject to adjustment
                                                          as of date of closing)

                                TABLE OF CONTENTS

ARTICLE I         -        DURATION............................................................

ARTICLE II        -        ASSURANCES..........................................................

ARTICLE III       -        RECOGNITION.........................................................

ARTICLE IV        -        MANAGEMENT RIGHTS...................................................

ARTICLE V         -        HOURS OF WORK.......................................................

ARTICLE VI        -        RATES OF PAY........................................................

ARTICLE VII       -        OVERTIME

ARTICLE VIII      -        VACATIONS AND PERSONAL DAY..........................................

ARTICLE IX        -        PERSONAL ILLNESS....................................................

ARTICLE X         -        LEAVES OF ABSENCE...................................................

ARTICLE XI        -        GRIEVANCE PROCEDURE AND ARBITRATION.................................

ARTICLE XII       -        DISCIPLINE AND DISCHARGE............................................

ARTICLE XIII      -        LAYOFF AND RECALL...................................................

ARTICLE XIV       -        OTHER CONDITIONS OF EMPLOYMENT......................................

ARTICLE XV        -        401K PLAN...........................................................

ARTICLE XVI       -        RESTRICTION ON OPERATIONS...........................................

ARTICLE XVII      -        INSURANCE...........................................................

                                A G R E E M E N T

         This Agreement made and entered into as of this 3rd of July, 1998, by and between STC Broadcasting, Inc. as the owner and operator of Station WDTN (hereinafter called the "Station"), and Radio and Television Broadcast Engineers Local Union 1266 of the International Brotherhood of Electrical Workers, AFL-CIO, (hereinafter called the "Union").

                                   WITNESSETH:

         WHEREAS, both the Station and the Union have a sympathetic interest in the radio and television broadcasting industry, harmonious understandings are necessary to improve the relationship between the Station, the Union and the Public, and all will be benefited by continuous peace and by adjusting any differences by rational common sense methods, and to these ends this Agreement is made:

         NOW, THEREFORE, in consideration of the promises and agreements of each party hereto mutually given and bargained in exchange for the promises and agreements of the other party hereto, the Station and Union promise and agree as follows:

                              ARTICLE I - DURATION

SECTION 1.

         (a) This Agreement constitutes the entire contract between the Station and the Union and settles all demands and issues with respect to all matters subject to collective bargaining. Therefore, the Station and the Union, for the duration of this Agreement, waive the right, and each agrees that the other shall not be obligated to bargain collectively with respect to any subject or matter which is subject to collective bargaining whether or not such subject or matter is specifically referred to herein.

         The parties agree that in interpreting the terms of this Agreement, the Employer shall not be bound to any claims of past practices which may have existed under the ownership and operation of WDTN-TV by prior owner before the commencement of this Agreement.

         (b) Changes in, or amendments to, the terms of this Agreement may be made at any time by mutual agreement of the Station and the Union. When amendments or revisions are so made, they shall be reduced to writing and executed in the same manner as this Agreement.

         (c) This Agreement shall be binding upon the parties' successors and assigns.

SECTION 2.

         (a) This Agreement shall become effective as of July 3, 1998, and shall remain in effect up to and including July 2, 2003, and shall automatically renew itself from year to year thereafter unless written notice to terminate or amend the Agreement is given by either party to the other at least ninety (90) days prior to its expiration or the expiration date of any annual renewal thereof.

         (b) If notice of termination shall be given, negotiations for a new Agreement shall take place during the ninety (90) days prior to its expiration.

         (c) If notice to amend shall be given, such notice shall set forth the proposed amendments and the parties shall promptly meet to negotiate with respect to the proposed amendments. In the event that negotiations for an amended Agreement shall continue beyond the expiration of the term of this Agreement, this Agreement shall continue in full force and effect, provided, however, that either party may then terminate this Agreement upon ten (10) days' written notice to the other party.

                             ARTICLE II - ASSURANCES

SECTION 1.

         The Union agrees that there shall be no general or partial strike, direct or sympathy, or other form of work stoppage of any or all of the employees, or picketing, boycotts directed against the Station or any other interruptions or delays of work or any other interruptions of the Station's normal operations during the term of this Agreement.

SECTION 2.

         The Station agrees that no lockout against any or all of its employees shall take place during the term of this Agreement.

SECTION 3.

         If any strike or work stoppage occurs in violation of this Agreement, the Union and its local officers, business agents and representatives agree immediately to disavow such strike or work stoppage and to use all reasonable means to prevent the conduct and continuance of such strike or work stoppage.

SECTION 4.

         In the event of such strike or work stoppage, any employee or employees found guilty of instigating, fomenting, actively supporting, or condoning such illegitimate strike or work stoppage, shall be subject to immediate discipline, including discharge. Such disciplinary action by the Company shall not be subject to the grievance and arbitration provisions of this Agreement except as to the questions of whether or not such violation in fact occurred and whether or not the employees who were discharged in fact instigated, fomented, actively supported or condoned any activities herein prohibited.


                            ARTICLE III - RECOGNITION

SECTION 1.

         The Station recognizes the Union as the sole and exclusive bargaining agent for all Producer/Directors, News Photographers, Production Technicians, Maintenance Engineers, and Broadcast Engineers who are referred to by the terms "Employee" or "Employees" in all other places in this Agreement, employed at Television Station WDTN at Dayton, Ohio in its programming and production departments excluding the Production Manager and all office clerical employees, professional employees, guards, managers, building maintenance janitors, and all other news, production, promotion, traffic, administrative and sales department employees including announcers, and supervisors as defined by the Act, and all other employees.

SECTION 2.

         For the first one hundred twenty (120) days of their employment, all employees covered by this Agreement will be considered probationary employees and not subject to the terms of this Agreement except as to rates of pay and hours of work. The Station shall be the sole judge of the requirements and qualifications of such probationary employees for retention in the employ of the Station.

SECTION 3.

         In the event that an employee is retained as a regular employee after the completion of his/her probationary period, his/her length of service will be computed as of the first day of his/her employment in the unit of employees covered by this Agreement. Successful completion of the probationary employment shall not be considered as an offer by the Employer of any employment contract except as otherwise provided herein.

SECTION 4.

         (a) The responsibilities of the Producer/Directors covered by this Agreement will primarily consist of the directing of: programs, commercials, sales and/or vendor presentations, public service announcements, news reproduction, assistant directing, and public service programs consistent with the professional standards established by management. Producer/Directors may also be assigned remote tape shootings of: video tape programs, commercials, promotional announcements, and creative unit productions.

         (b) The responsibilities of Photographers covered by this Agreement will primarily consist of: operating electronic cameras and related equipment for the purpose of news gathering, sports, weather, and other duties as assigned within the News Department.

                  Photographer's duties will also include shooting and editing news and sports stories, and doing live shots for news, weather and sports segments of newscasts and other programs.

                  The Station recognizes the professionalism and craftsmanship of the Photographers. The Station reserves the right for the purpose of operational necessity or cost effectiveness, as determined by the News Director, to utilize personnel other than members of the bargaining unit to perform work which is normally assigned to Photographers, provided that in so doing they do not cause the layoff of photographers covered by this Agreement and provided that said assignments are not permanent.

         (c) The responsibilities of Maintenance Engineers covered by this Agreement will primarily consist of: operation, construction, installation, maintenance and repair of all technical equipment and facilities of the Station requiring the application of electricity in the transmission of voice, sound and sight, whether the same is of an experimental or commercial nature, or whether not used for public consumption, including network originations, recordings, transcriptions, film and tape, including also the recording and playback, cutting and splicing of video tape on or off the air when done on the Station's equipment.

         (d) The responsibilities of Broadcast Engineers covered by this Agreement will primarily consist of: operation of technical equipment for any purpose under this Agreement (as distinguished from the troubleshooting and repair of such equipment).

         (e) The responsibilities of Production Technicians covered by this Agreement will primarily consist of: performing the work required in the receiving, shipping, handling, moving, preparation, erection, operation, dressing and striking of stage sets, supplies and commercial and other props used on shows originated by the Station; performing the work required in caring for all props and stage sets so that they are kept in good operating condition; assisting in the procurement of props and the pulling of cables as directed; operating dollies, rigging and counterweight systems, flying operating drops, curtains and similar devised and camera cues, as directed; holding cue cards and performing similar related duties such as operating prompting devices for talent, as directed. Production Technicians may also be assigned to operate TV cameras, place microphones, light sets and replace lamps.

                  Production Technicians who are deemed qualified by the Station may also be assigned to do pre-production work, assistant directing, simple commercial mixes, directing taped news updates and public affairs programs. Production Technicians may be assigned to shoot remote video tape outside the studio. Production Technicians may be assigned to shoot remote video tape outside the studio. Production Technicians will be compensated at the entry level Producer/Directors rate while performing such work. While assigned such work, Production Technicians shall not be paid less than two (2) hours at the applicable Producer/Director rate. In order to be eligible for such higher rate of pay, a Production Technician must be assigned and working independently in such duties.

                  Production Technicians who are deemed qualified by the Station, may be assigned audio production, including recording, mixing and related production.

         (f) Employees within the bargaining unit may be assigned to perform any work of the Employer including work outside of the bargaining unit provided no reduction in their rate of pay occurs and said assignments are not permanent.

                  Bargaining unit employees may be assigned to perform the duties of any bargaining unit positions, provided that said assignment shall be under the general direction and control of appropriate Station supervision and provided further, that the employee is capable of performing such assignments.

                  In the event of any emergency, as defined by the Employer, persons other than members of the bargaining unit may perform the duties (other than the routine direction of regularly scheduled newscasts) of a bargaining unit position as set forth in this Agreement, so long as such performance does not cause the layoff of any bargaining unit employees.

         (g) Bargaining unit employees may be assigned the call up to air of character generating equipment. When assigned such work, employees will be compensated at the broadcast engineer's rate, if greater than the employee's rate of pay.

         (h) Employees may be required to perform work not covered in this
Section 4 of this Article III, provided that while performing such work all terms of this Agreement shall apply and be binding.

         (i) Bargaining unit employees may be required to perform snow removal duties in the event of an emergency. The Station may utilize subcontractors to perform snow removal work.

SECTION 5.

         (a) All Employees covered by this Agreement and hired after the effective date of this Agreement shall become members of the Union on the thirty-first (31st) day following date of employment and shall remain members as a condition of continued employment, to the extent of paying periodic membership dues uniformly required of all Union members. The Union will furnish Employer with a copy of the Union's written notice of dues delinquency to employee. The Union shall advise each new hire of the Union membership requirements of this Agreement.

         (b) During the term of this Agreement, the Station agrees to deduct Union membership dues levied by the International Union or Local Union in accordance with the Constitution and Bylaws of the Union, from the pay of each employee who executes or has executed the following "Authorization for Check-off of Dues".

                       AUTHORIZATION FOR CHECK-OFF OF DUES

                                              Date
                                                   --------------------------

"To WDTN Division of STC Broadcasting, Inc. I hereby assign to Local union No. 1266, International Brotherhood of Electrical Workers, AFL-CIO from any wages earned or to be earned by me as your Employee such sums as the Financial Officer of said Local Union No. 1266 may certify as due and owing from me as membership dues, in such sum as may be established from time to time by said Local Union in accordance with the Constitution of the International Union. I authorize and direct you to deduct such amounts from my pay and to remit same to the Union at such times and in such manner a may be agreed upon between you and the Union at any time while this authorization is in effect. Union dues shall be collected bi-weekly in advance.

This assignment and authorization, upon acceptance by the Station, shall become effective in accordance with and subject to the applicable provisions of the Collective Bargaining Agreement now in effect between the Station and the Union, provided this assignment and authorization has been delivered to the Station on or before the tenth (10th) day of the month in which deductions are to be made, and may be revoked by me at any time by written notice by me to WDTN Division of STC Broadcasting, Inc."

                  ---------------------------------------------------
                          (Signature of Employee Here)


                  ---------------------------------------------------
                              (Address of Employee)


                  ---------------------------------------------------
                     (Type- or Print Name of Employee Here)


                  ---------------------------------------------------
                  (City)                                      (State)


                  ---------------------------------------------------
                  (Date of Signature)            (Social Security No.)


                  ---------------------------------------------------
                  (Date of Acceptance by WDTN)


                  ---------------------------------------------------
                  (By)

         The Union agrees to indemnify and save the Company harmless against any and all claims, demands, suits and other forms of liability, including without limitations, liability under the provisions of any Federal or State statute, that shall arise out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Section 5 of
Article III.

SECTION 6.

         When the Employer requires additional personnel, it shall make reasonable effort to offer available opportunities to current qualified employees. Furthermore, the Employer shall notify the Union for the purpose of providing equal opportunity with all other sources to furnish suitable applicants. This provision shall not interfere with the Employer's right, in its discretion, to select the new employee, regardless of source.

         Within ten (10) calendar days after the hiring of any new bargaining unit employee, the Employer shall furnish in writing to the Union the name, date of hire and job classification of the new employee.

SECTION 7.

         For the purposes of administering this Agreement, an authorized agent of the Union shall have reasonable rights of visitation and inspection at the Station and its facilities during normal working hours; provided, however, that the exercise thereof shall not interfere with, nor interrupt the Employer's normal course of business and operations.

SECTION 8.

         The Employer shall recognize the Union Steward as the on-site representative of the Union. It shall be the responsibility of the Steward to ensure compliance with the terms and conditions of this Agreement on the part of both the Employer and employees. The Steward shall receive the cooperation of all Supervisors in so doing and shall be permitted reasonable opportunity to fulfill that responsibility without disrupting the operation of the Station.

SECTION 9.

         The Employer shall designate where, and grant permission to the Union, to place one bulletin board at the Station for the posting of information pertaining to its members.

SECTION 10.

         Part-time employees may be utilized to perform bargaining unit work on a daily basis. Individual part-time employees may not be normally scheduled to work more than twenty-four (24) hours in any seven (7) day period commencing with such employee's first work day in that period. Such part-time employees shall not be scheduled to work beyond twelve (12) consecutive hours on any day.

         The above limitation on maximum hours per week shall not apply to part-time employees who performed services at WDTN prior to the commencement of this Agreement.

                         ARTICLE IV - MANAGEMENT RIGHTS

         So long as the provisions of this Article IV are not inconsistent with the terms of this Agreement, the Management of the Station's operations and the direction of the working force including, among others, the right to hire, promote or transfer, to suspend or discharge for proper cause, the right to relieve employees from duty because of lack of work or for other legitimate reasons and the right to subcontract work performed by employees covered by this Agreement is vested exclusively in the management of the Station.

         The right of the Company to program its air time in such manner as it may determine and to establish or to modify standards of performance for all activities is specifically reserved to the Company. Nothing in this Agreement shall be construed to limit or in any way restrict the right of the Company to modify, adopt, install or operate existing, new or improved equipment or methods of operation. Nothing herein contained shall be intended or shall be considered as a waiver of any of the usual inherent and fundamental rights of Management, whether the same were exercised heretofore or not; and the same are hereby expressly reserved to the Station.

                            ARTICLE V - HOURS OF WORK

SECTION 1.

         Employees covered by this Agreement shall be paid only for hours worked in each regular work week except as provided in Article IX hereof. The Station reserves the right to establish and adjust working hours in accordance with the requirements of operations and the schedule of work hours shall not be considered a guarantee of employment.

SECTION 2.

         The normal schedule of hours shall consist of:

         (a) Eight (8) consecutive hours per day, exclusive of unpaid lunch period.

         (b) Five (5) consecutive days per week. Employees shall be granted two
(2) consecutive days off each week, provided that this requirement may be varied only when days off follow commencement or conclusion of a week, so that one (1) day may be the end of the one (1) week and the second (2nd) day, the commencement of the next week.

         (c) In addition to the above schedule of hours, the Station may provide such other combinations of work days and hours (i.e., 4 days of 10 hour shifts) as deemed appropriate by the Station, provided that under such alternate 40 hour shift, the employee is not required to work split shifts and, further; that the Employee is scheduled so as to receive at least two (2) consecutive days off. Additionally, should any such alternate combination of work days call for more than ten (10) hours work in a day, such alternate schedule must have the agreement of the affected employee(s).

SECTION 3.

         A one-half (1/2) hour unpaid lunch period shall be scheduled by the Station for each employee at approximately the midpoint of the workday. By mutual agreement with the Employer, employees may receive a one (1) hour unpaid lunch period.

SECTION 4.

         The regular work week shall begin at 12:01 a.m. Monday and end at 12:00 a.m. on the following Monday.

SECTION 5.

         (a) Employees' days off may be nonconsecutive upon agreement of the Station and the employee involved.

         (b) The Station shall establish and post a regular daily schedule starting time for each employee at least seven (7) days in advance. Any changes in such schedule shall be posted at least seven (7) days in advance, except in cases involving the cancellation of special events, changes in network schedules or sporting events, or other unforeseen circumstances or emergencies which are beyond the control of the Station.

SECTION 6.

         A day shall consist of twenty-four (24) consecutive hours starting at the beginning of the regularly scheduled shift in which the employee starts to work but this definition shall not apply when a shift change is involved and shall not carry over from one regular work week into the next regular work week. Forty-eight (48) hours' advance notice of any shift change will be given whenever possible to regular full-time employees.

SECTION 7.

         Scheduling of shift assignments and the days of regular work weeks for the various employees shall be within the Station's management rights. The Employer, in doing so, shall take into consideration, the preferences of the employees within the classifications based upon seniority in such classification. However, it is understood and agreed that the efficiency of the operations as determined by the Employer will be the controlling factor as to whether the individual employee's preferences for shift assignments and work week designations will be granted.


                            ARTICLE VI - RATES OF PAY

         (a)      MINIMUM STARTING SALARIES

During the term of this Agreement, minimum annual starting salaries for employees hired after the commencement of this Agreement shall be as follows:

---------------------------------------------------------------------------------------------------------------
                                    ANNUAL SALARY           PRO RATA        ANNUAL SALARY            PRO RATA
         CLASSIFICATION             YEARS 1, 2, 3          HOURLY RATE      YEARS 4 AND 5          HOURLY RATE
---------------------------------------------------------------------------------------------------------------
Producers/Directors                  $20,000.00              $9.58            $21,000.00            $ 10.06
---------------------------------------------------------------------------------------------------------------
Photographer                          15,000.00               7.18             16,500.00               7.90
---------------------------------------------------------------------------------------------------------------
Broadcast Engineer                    15,000.00               7.18             16,500.00               7.90
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Maintenance Engineer                  22,000.00              10.54             23,000.00              11.02
---------------------------------------------------------------------------------------------------------------
Production Technicians                14,000.00               6.70             15,000.00               7.18
---------------------------------------------------------------------------------------------------------------
Part-time                                                     6.70                                     7.25
---------------------------------------------------------------------------------------------------------------

Nothing in this Agreement shall prevent the Employer and new employee from agreeing to a higher entry level. Any increases thereafter acquired by virtue of the terms of this Agreement shall be added to the higher entry level wage so agreed upon.

     (b) MAINTENANCE ENGINEERS, PRODUCTION TECHNICIANS AND PRODUCERS/DIRECTORS

Full-time employees shall receive an increase to their pre-existing base wage as follows:

                  Effective 6/1/1998        2.5%
                  Effective 6/1/1999        2.5%
                  Effective 6/1/2000        3.0%
                  Effective 6/1/2001        3.0%
                  Effective 6/1/2002        3.0%

                  PHOTOGRAPHER AND BROADCAST ENGINEERS

Full-time employees making more than $35,000 on an annual basis, exclusive of overtime, shall receive an increase to their pre-existing base wage as follows:

                  Effective 6/1/1998        1.0%
                  Effective 6/1/1999        1.5%
                  Effective 6/1/2000        2.5%
                  Effective 6/1/2001        2.5%
                  Effective 6/1/2002        2.5%

Full-time employees making less than $35,000 on an annual basis, exclusive of overtime, shall receive an increase to their pre-existing base wage as follows:

                  Effective 6/1/1998        2.5%
                  Effective 6/1/1999        2.5%
                  Effective 6/1/2000        3.0%
                  Effective 6/1/2001        3.0%
                  Effective 6/1/2002        3.0%

                  PART-TIME

Part-time employees shall receive an increase to their pre-existing base wage as follows:

Existing part-time employees who earn less than $6.70 per hour prior to the commencement of this Agreement, shall have their wage rates raised to $6.70 per hour and thereafter receive increases as noted below. Part-time employees who receive greater than $6.70 per hour prior to commencement of this Agreement shall have their wage rates increased as follows:

                  Effective 6/1/1998        2.5%
                  Effective 6/1/1999        2.5%
                  Effective 6/1/2000        2.5%
                  Effective 6/1/2001        3.0%
                  Effective 6/1/2002        3.0%

Effective June 1, 2001, the minimum starting hourly rate for part-time employees shall be $7.25 per hour.

         (c)      CONTRACT SIGNING BONUS

In addition to other forms of compensation and adjustments to be received under this Agreement, each full-time employee shall receive a one-time bonus, which shall not be added to such employee's base wage, in the amount of 3% of the employee's annual base rate prior to this Agreement. This bonus will be paid within fifteen (15) days of the effective date of this Agreement. All part-time employees will receive a $100 bonus (or 3% of the employee's annual base rate, whichever is higher) payable within fifteen (15) days of the effective date of this Agreement.

SECTION 1.

         It is understood that the reclassification, assignment, promotion or reassignment of any employee in any job classification set forth herein shall be at the sole discretion of Management. It is also understood that in considering bargaining unit employees for promotion within the unit, the Station will take qualifications and ability into account and if such factors are considered equal, then seniority shall be the determining factor.

SECTION 2.

         If the Station (in writing) assigns a Producer/Director to temporarily function as the Production Manager for a period of one (1) week or more, the Producer/Director shall be paid an additional 10% of pay for each full week while assigned.

SECTION 3 - HEALTH INSURANCE, VACATION LEAVE AND SICK LEAVE BENEFITS FOR PART-TIME EMPLOYEES.

         During the term of this Agreement, part-time employees who are regularly scheduled to work more than 30 hours per week shall be entitled to participate in the medical insurance programs made available to the full-time bargaining unit employees, subject to the same participation and contribution standards as such other employees. Such part-time employees shall also be entitled to vacation leave and sick leave on a pro rata basis depending upon their hours worked, in accordance with Articles VII and XI of this Agreement.

         Part-time employees regularly scheduled to work 24 hours or less per week shall receive vacation leave and sick leave on a pro rata basis depending on the average hours worked, in accordance with the above noted Articles. Such part-time employees shall not be entitled to participate in the Employer's medical insurance programs.

         Part-time employees employed at WDTN prior to commencement of this Agreement, who participated in and received health insurance under the prior owner's health plans, shall be eligible to participate in the Employer's medical insurance plans as noted in Article XVII of this Agreement at the same rates of contribution as such other employees covered by the Employer medical insurance plans.

                             ARTICLE VII - OVERTIME

SECTION 1.

         All overtime payments shall be computed at the employee's basic straight-time hourly rate of pay.

SECTION 2.

         Employees shall be paid overtime as follows:

         (a) One and one-half (1 1/2) times the employee's basic straight-time hourly rate for all hours worked in excess of the Employee's scheduled hours in any one (1) day, or

         (b) One and one-half (1 1/2) times the employee's basic straight-time hourly rate for all hours worked in excess of forty (40) hours in any one (1) work week.

         (c) An employee who is called back to work after he/she has completed at least a normal day's schedule of work and has left the premises, shall be paid no less than four (4) hours at one and one-half (1 1/2) times his/her basic straight-time hourly rate.

         (d) An employee who has worked at least a normal work week of his or her scheduled days and who is called in to work on a normal day off shall be paid for no less than four (4) hours at one and one-half (1 1/2) times his/her basic straight-time hourly rate.

         (e) There shall be a break of at least ten (10) hours between the termination of the employee's last work shift and the commencement of his/her next work shift. Employees who are required to work during their turnaround period will receive time and one-half (1 1/2) compensation for the hours worked by them during the turnaround period.

         (f) An additional two dollars per hour ($2.00/hr.) shall be added to the basic straight-time hourly rate for work performed between the hours of 1:00 a.m. and 4:00 a.m.

         (g) A regular full-time employee will receive double time for work performed on the seventh (7th) day. It is understood this provision requires an employee to actually work seven (7) consecutive days.

         (h) The requirements for the payment of overtime set forth in this
Section 2 shall not be cumulative so that if the Station pays overtime or a premium under one of the foregoing subparagraphs of this Section 2, it shall not be required to pay for overtime work performed in the same period of time under any other subparagraphs.

              ARTICLE VIII - VACATIONS, HOLIDAYS AND PERSONAL DAYS

SECTION 1.

         Vacations will be granted to employees as provided in Section 4 of this
Article VIII. Vacations will, so far as possible, be granted at times most desired by employees, but the right to schedule an employee's vacation period is reserved by the Station in order to insure the orderly and efficient operation of the Station.

SECTION 2.

         The "vacation year" which shall be used in computing the amount of vacation time shall begin on January 1 of each calendar year in which this Agreement is in effect and shall end on December 31 of the following calendar year. (See Section 6, item (d) for the transition period from date of Agreement to December 31, 1998.)

SECTION 3.

         The "vacation season" in which vacations may be granted shall be from January 1 to December 31, inclusive, of each year. Vacation schedule sign-up lists will be posted on December 15, of each year or on such earlier date as mutually agreed upon. Employees within each classification may sign up for proposed vacation scheduling, to the extent reasonably possible and in accordance with the Station's coverage requirements.

SECTION 4.

         All employees employed on a regular full-time basis who have been in the continuous full-time employment of the Station for less than one (1) year as of January 1 of any year, shall receive eight-tenths (8/10) of one day of vacation with pay for each full month of such full-time service to be taken during the current vacation season.

         All regular, full-time employees who have been in the continuous full-time employment of the Station for more than one (1) year but less than five (5) years as of January 1 of each year, shall receive two (2) calendar weeks vacation with pay during the current vacation season.

         All regular, full-time employees who have been in the continuous full-time employment of the Station for more than five (5) years as of January I of each year, shall receive three (3) calendar weeks vacation with pay during the current vacation season.

SECTION 5.

         Each regular, full-time employee entitled to an annual vacation in accordance with the provisions of this Article, shall be paid his/her regular straight-time weekly salary for each week of such vacation.

SECTION 6.

         (a) Vacations may not be accumulated from year to year, nor may vacation be postponed from one vacation season to another, unless the failure to utilize the vacation leave by December 31 was a result of Station scheduling requirements which made it impossible for the employee to utilize his or her remaining vacation.

         (b) Vacations must be taken in 40-hour blocks, however, by mutual agreement one (1) week of an employee's leave vacation may be split when approved in advance by the Station.

         (c) As of January 1, 1999, all employees will be credited with vacation according to length of service with the Station. Vacation will be credited in the same manner on January 1 of each succeeding year of this Agreement.

         (d) For the period commencing with the beginning of this Agreement and ending on December 31, 1998, Employees will be granted 7/12ths of the annual vacation leave based upon the following schedule:

         As of January 1, 1998:

           Less than 1 year of completed service:
                    1 wk. (40 hours) x 7/12ths = 24 hours (3 days)

           More than 1 year of completed service but less than 5 years of completed service:
                    2 wks. (80 hours) x 7/12ths = 48 hours (1 week plus 1 day)

           More than 5 years of completed service:
                    3 wks. (120 hours) x 7/12ths = 72 hours (1 week plus 4 days)

SECTION 7.

         Employees who resign with two (2) weeks' notice or who are laid off or are terminated for any reason other than just cause, during the year and who have not yet enjoyed their vacation privileges to which they are entitled, shall be paid for any such unused vacation.

         Employees who have completed their probationary employment and who resign with at least two (2) weeks' advance notice, or are terminated by the Company due to a reduction in staff shall receive pro-rata accrued vacation pay equal to 1/12th of their unused vacation allowance for each full month of service since the preceding January 1st, less any leave time used as of the resignation date.

         In the event an Employee terminates employment and has utilized vacation time in excess of the amount earned for that year on a pro-rata basis, the employee will be required to make reimbursement for the vacation paid but not earned from his/her final paycheck.

         Employees who are discharged for cause shall not be entitled to accrued pro-rata vacation pay.

SECTION 8 - HOLIDAYS AND PERSONAL DAYS.

         Except as noted below, during each calendar year of this Agreement, each regular full-time employee shall be entitled to three (3) paid holidays:
New Year's Day, Thanksgiving Day and Christmas Day plus 6 paid personal leave days which can be scheduled as noted below in Section 10. Except in emergencies, personal leave days must be approved by the employee's supervisor at least seven
(7) days in advance and are subject to the orderly and efficient operational requirements of the Station.

         If a full-time employee has completed ten (10) years of continuous service at WDTN on January 1 of any contract year, he or she shall receive one
(1) additional paid personal leave day. If such employee has completed twenty
(20) years or more continuous service, he or she shall receive two additional paid personal leave days.

         During the period commencing with the beginning of this Agreement and ending on December 31, 1998, each regular full-time employee shall be entitled to two (2) holidays: Thanksgiving and Christmas day plus 3.5 paid personal leave days subject to the same scheduling requirements as noted below.

         When any of the fixed holidays fall on a full-time employee's day off, or during the employee's vacation or while such employee is on an ordered military leave for reserve duty, and such holiday is not worked, the employee shall receive the holiday allowance for that day (one (1) full day's pay at straight-time rate).

SECTION 9 - WORK ON FIXED HOLIDAYS.

         (a) An employee required to work on a fixed holiday falling on his/her scheduled day off shall be paid at the rate of one and one-half (1 1/2) times his/her straight-time rate for the work so performed, plus a holiday allowance for all such hours worked at his/her straight-time rate of pay.

         (b) An employee required to work on a fixed holiday falling on his/her regular scheduled workday shall be paid at time and one-half (1 1/2) his/her straight-time rate for work so performed, plus a holiday allowance for all such hours worked at his/her straight-time rate of pay.

         (c) If an employee is required to work on his or her previously scheduled personal leave day, such employee can work said day as a holiday or work the day and take another personal holiday to be scheduled in the future as a holiday.

SECTION 10 - PERSONAL DAYS SCHEDULING.

         A personal holiday schedule sign-up list will be posted on December 15 of each year or such other earlier date as mutually agreed. Employees in each classification may sign up for proposed personal holiday scheduling, to the extent reasonably possible and in accordance with the Station's coverage requirements. In the event that selected days are contrary to the operational needs of the Station, seniority shall prevail. In utilizing the six (6) personal holidays, at least two (2) days must be taken in each of the first and second quarters of the calendar year. The employee's remaining personal holidays can be utilized at any time during the remainder of the calendar year.

SECTION 11 - ELIGIBILITY.

         To be eligible for holiday pay, an employee must have worked, unless specifically excused by the Employer, his or her last scheduled work day immediately preceding and immediately following the holiday.

                          ARTICLE IX - PERSONAL ILLNESS

SECTION 1.

         (a) A regular full-time employee who is compelled to be absent from work temporarily-because of a legitimate illness or disability and who has at least one hundred twenty (120) days of continuous service with the Station as of the date of such illness or disability, shall receive full pay for the period of illness or disability not to exceed ten (10) days (eighty (80) hours) in any one calendar year.

         (b) In addition to the ten (10) working days compensable sick leave with which he/she will be credited, an eligible regular full-time employee may accumulate and carry over from year to year any unused compensable sick leave accrued from the prior calendar year up to a maximum of twenty (20) days at the start of any calendar year.

             Furthermore, during the term of this Agreement, if an employee(s) with less than (10) years continuous service utilizes less than five (5) sick leave days during the calendar year, the Employer shall contribute an additional one (1) day of leave to such employee's accumulated sick leave. If the employee(s) has more than ten (10) years continuous service and utilizes less than five (5) sick leave days during the calendar year, the Employer shall contribute an additional two (2) days of leave to such employee's accumulated sick leave. Such additional leave days contributed by the Employer pursuant to this paragraph shall not be counted against the maximum employee accumulation of twenty (20) days permitted in the preceding paragraph.

         (c) The Station shall have the right to require any employee absent from work due to sickness, illness or accident to be examined by a physician, and may require a physician's certificate as to the existence of such illness or disability.

         (d) During the term of this Agreement, the Station shall provide, at no cost to the employee, long and short-term disability insurance coverage for each full-time employee. Such coverage shall be in accordance with the Station's disability insurance plans afforded to nonbargaining unit employees at the Station.

SECTION 2 - FUNERAL AND BEREAVEMENT LEAVE.

         An Employee compelled to be absent from work because of a death in his/her immediate family shall not suffer any reduction in pay provided that the absence for such reason does not exceed three (3) days.

SECTION 3 - ILLNESS IN FAMILY

         The Station reserves the right to consider on their merits, and in accordance with the Station's policy under the Family Medical Leave Act (FMLA), individual cases of absence due to illness of a member of the immediate family of an employee, and individual cases of absence in excess of three (3) days because of a death in the immediate family of the employee.

         If in the sole judgement of the Station a particular case warrants the granting of such time off or excess time off without reduction of pay, the Station may do so without such action constituting a precedent which shall apply with respect to the same situation or similar cases arising in the future.

         Whenever the Station may grant time off without reduction in pay in a case arising under this Section 3, the Union shall furnish to the Station upon request, a written statement that the Station's action in the case does not constitute a precedent.

SECTION 4 - DEFINITIONS OF IMMEDIATE FAMILY

         For the purposes of this Article, the term "immediate family" shall be deemed to include an Employee's spouse, children, parents, brothers, sisters, brothers-in-law, sisters-in-law, father-in-law, mother-in-law and grandparents.

                          ARTICLE X - LEAVES OF ABSENCE

SECTION 1 - MILITARY LEAVE OF ABSENCE.

         Employees shall have the right to take military leave in accordance with the provisions for military leaves provided to nonbargaining unit employees as per the Employee Handbook.

SECTION 2 - OTHER LEAVES OF ABSENCE.

         (a)      Illness Leave of Absence

         An employee who has exhausted his/her authorized compensable sick leave allowance may request an illness leave of absence for a period not to exceed six
(6) months. Such leave of absence request must be accompanied by medical evidence satisfactory to the Station that the employee is unable to work because of illness or pregnancy related conditions. All illness and maternity leaves of absence will be without pay.

         (b)      Application for Leave of Absence

         All illness leaves of absence should be applied for in advance, in writing, with the reasons for and the duration of such leave detailed by the employee. All leave of absence requests must be approved by the Station Manager.

         (c)      Re-Employment

         Consideration for re-employment following the expiration of an illness leave of absence will be based on submission of medical evidence satisfactory to the Station as to the physical fitness of the employee and in accordance with the Station policy pursuant to the Family Medical Leave Act (FMLA), if applicable. If re-employed, the employee's length-of-service date shall not be reduced by the length of the leave of absence. An employee who makes application for re-employment at the commencement of the leave of absence if it is open or available, or another job for which he or she is qualified, if such other job is available. The employee will be terminated if there is no suitable opening at the time application for re-employment is made, or if application for re-employment is not made within seven (7) days after the expiration of the leave of absence.

         (d)      Jury Duty

         Employees shall receive jury duty pay in accordance with the schedule for jury duty pay provided to nonbargaining unit employees as per the Employee Handbook.

         (e)      Union Leaves

         The Union may designate an employee who shall be granted a reasonable short-term unpaid leave of absence for the purpose of attending to Union business, subject to the operational needs of the Station.

         (f)      Other Personal Leaves

         Should urgent circumstances arise, employees may request an unpaid leave for personal reasons. All earned vacation time must be taken before any leave begins. Personal leaves are limited to a maximum of thirty (30) days after the full use of vacation time.

         (g)      Child Rearing Leave

         Employees shall have the right to take child rearing leave in accordance with the provisions for such leave provided to nonbargaining unit employees as per the Employee Handbook.

         (h)      Prohibition of Other Work During Approved Leave of Absence

         During the period of approved leave of absence afforded by this Section, employees shall not be permitted to perform work or services for wages or other remuneration for any other entity or person(s). Any waiver of this provision must be approved in advance, in writing, by the General Manager.

                 ARTICLE XI- GRIEVANCE PROCEDURE AND ARBITRATION

SECTION  1.

         A Grievance is defined as a dispute an employee or the Union may have with the Station relating to the interpretation, application or violation of the express terms of this Agreement. Should any grievance arise, an effort will be made to adjust such grievance in the following manner:

SECTION 2.

         All disputes shall first be taken up for adjustment between the immediate supervisor and the Employee, either individually or together with the Union Representative. Disposition of any grievance at this level shall be without precedent to either the Station or the Union for any purpose whatsoever.

         Step 1 - The aggrieved employee(s) shall present his/her grievance in writing, with specific Article and Section of Agreement in dispute, to the supervisor or his/her designated representative, who will answer the grievance within seven (7) days after receipt. This written presentation of the grievance to the Department Supervisor or his/her designated representative must take place within ten (10) days after the employee has knowledge of the facts which gave rise to the grievance or with reasonable diligence should have knowledge of such facts and must set forth the specific provision(s) allegedly violated. A Union representative shall be given the opportunity to be present and participate in any meetings and/or adjustments if made during Step 1.

         Step 2 - If the grievance is to be processed further, the Grievance Committee of the Union and the Department Supervisor shall meet and discuss the grievance within seven (7) days after the completion of Step 1. The Station shall give its answer within seven (7) days following the date of such meeting.

         Step 3 - Within seven (7) days after completion of Step 2, the grievance, if it is to be processed further, shall be taken up between the President of the Union or his/her designated representative, and the General Manager or his/her designated representative.

         Step 4 - If not settled in Step 3, the grievance may be referred to arbitration in writing by the Union under the Voluntary Labor Arbitration Rules of the American Arbitration Association, then obtaining. A copy of such referral shall be sent to the Station.

SECTION 3.

         Grievances of a general nature may be initiated by the Union in Step 2 of the grievance procedure. However, grievances involving discipline or discharge may be initiated by the Union in Step 2 or Step 3 of the grievance procedure, provided that the grieving party clearly indicates in the written grievance which Step is requested.

SECTION 4.

         Grievances shall be filed promptly. No grievances shall be valid unless submitted within ten (10) days after the employee or Local Union 1266 of the IBEW knew, or by reasonable diligence could have known, of the facts giving rise to the grievance. In no event shall the Station be liable for back pay for any period prior to fifteen (15) days before the grievance is taken up in Step 1. If it is established that the employee was not properly compensated in accordance with the provisions of this Agreement, the maximum back pay period for which the Company may be held liable shall be thirty (30) days prior to the date on which the grievance was called to the attention of the Station as provided in Step 1 of Section 2 of Article XI.

SECTION 5.

         (a) A grievance shall be deemed to have been settled on the basis of the disposition given in accordance with the procedure set forth in Section 2 hereof it if is not appealed in writing to the next Step within seven (7) days following date of such disposition, unless the time for such appeal shall be extended by agreement of the Station and the Union.

         (b) The Station or the Union, as the case may be, shall give its answer to all grievances submitted or appealed in accordance with the procedures set forth in Section 2 of Article XI within seven (7) days following the date of such submission or appeal.

         (c) Response by the Station to all Second and Third Step grievance meetings shall be in writing.

SECTION 6.

         Any grievance properly referred to the arbitration as provided in
Section 2 of Article V shall be considered by an Arbitrator, who shall be selected under the Voluntary Labor Arbitration Rules, the obtaining, of the American Arbitration Association ("AAA"), provided, however, in the event the parties are unable to select an Arbitrator from any list furnished by the AAA, notwithstanding any provision in the AAA rules to the contrary, the AAA shall not have the authority to independently appoint an Arbitrator, but shall submit additional lists, as required, until an Arbitrator can be selected from a list furnished by the AAA.

         The Arbitrator shall proceed to consider the grievance without delay, and shall render his/her decision promptly, following the conclusion of his/her taking of evidence in the case.

         The jurisdiction of any Arbitrator to whom a grievance may be referred under the provisions of this Article, shall be limited to determining questions involving the interpretation, application or alleged violation of the terms of this Agreement, and in no event shall any such Arbitrator be empowered to add to, subtract from, or change any of the provisions of this Agreement. Not more than one (1) grievance shall be referred to an Arbitrator in the same proceeding. The decision of the Arbitrator shall be final and binding upon the Station and the Union.

         The fees and/or expenses of the America Arbitration Association shall be borne equally by the parties.

SECTION 7.

         The Station agrees to meet and confer with representatives of the Union at reasonable times on any and all questions or matters relative to the terms and conditions of this Agreement. Except during arbitration on proceedings and during negotiations with respect to the amendment or notification of this Agreement or the terms and provisions of a new Agreement, as provided in Article 1, Section I hereof, any Employee acting in an official capacity as a representative of the Union; may confer with the Station during regular working hours without loss of time or pay subject to prior approval of Management.

SECTION 8.

         As of the date of the execution of this Agreement there are no outstanding grievances which remain to be settled after the signing. Any grievances raised by the Union after its execution which relate to or arise from events which predate the execution are of no force and effect.

                     ARTICLE XII - DISCIPLINE AND DISCHARGE

         The Station shall have the right to discharge or discipline any regular employee covered by this Agreement for just cause.

         Except for intoxication while on duty (illegally prescribed drugs and/or alcohol), or deliberate and aggravated misconduct, sabotage or deliberate insubordination, discharges shall be preceded by two (2) weeks' written notice or two (2) weeks pay in lieu thereof. The written notice of discharge shall state the reason therefor. The written notice of discharge shall state the reason therefor.

         The Union may inquire as to the causes of such discharge, and, if after a fair and impartial investigation it believes the discharge to be unfair and capricious and/or unjustified, the Union shall make known to the Station its findings and beliefs, and if the Station refuses to reinstate the discharged bargaining unit member, the discharge shall then become subject to the Grievance and Arbitration Procedure as provided in this Agreement and shall enter the Grievance Procedure at the Third Step.


                            XIII - LAYOFF AND RECALL

SECTION 1.

         When it becomes necessary for the station to lay off bargaining employees, such layoffs will be by classifications, and consideration will be given to the following factors in the following order:

                  (a)      Qualifications to perform the work required.

                  (b) Length of continuous service in the classification by inverse seniority order.

SECTION 2.

         (a) Should it become necessary at any time for the Station to lay off a regular, full-time employee, the Station shall give him at least two (2) weeks' notice, in writing, or pay in lieu thereof, of every such layoff.

         (b) A regular, full-time employee who is laid off in accordance with this Article, and who has at least one (1) full year of seniority on the date thereof, may receive severance pay as hereinafter specified. The amount of severance pay due to an eligible employee shall be equal to one (1) week of pay at this regular straight-time rate for each full year of continuous length-of-service with the Station, provided that the maximum amount of severance pay hereunder shall be eight (8) weeks of pay; and provided, further, that if a laid-off employee is recalled by the Company under the provisions of
Section 3 of this Article, and is subsequently again laid off under this Section 2, he shall receive no credit (in computing severance pay for such subsequent layoff) for any period or periods of service with the company credited toward the computation of severance pay on the occasion of any prior layoff.

         (c) If a Maintenance Engineer is subject to layoff due to reduction in force in the Engineering Department, and elects to displace a Broadcast Engineer by virtue of qualifications and prior seniority in that classification, he shall receive as his rate of pay 1.2 times the average base salary of the Broadcast Engineers employed by the prior owner of WDTN as of the date of the transfer of ownership to STC Corporation.

SECTION 3.

         A regular full-time employee who is laid off in accordance with this Article and who elects not to receive severance pay, shall be offered a vacancy, if one occurs, in order of his seniority, provided that he has performed the duties of the position while employment at WDTN and he/she is able to do the job and provided further that:

         (a) This right to re-employment, together with any applicable seniority rights, shall continue for a period of one (1) year following the date of the last layoff.

         (b) If after having been laid off for a period of one (1) year, an employee reports at the Station for employment and no work is available, the employee will be paid the severance pay that he would otherwise have been eligible to receive on his date of layoff.

SECTION 4.

         An Employee on layoff shall forfeit his re-employment rights and shall be considered as having quit if he fails to report for work within fourteen (14) calendar days following notice of recall sent by the Station to his last-known address appearing on the Station's records.

         The Station shall be entitled to rely on the last residence address which the employee has furnished in writing to the Station.

SECTION 5.

         If a full-time bargaining unit member is to be laid off as a result of the above process, he/she shall have the right to elect to take a part-time position for which he or she is qualified. In such case, the Station will have the right to terminate or further reduce the hours of the adversely affected part-time employee.

SECTION 6.

         Whenever any layoff results from the introduction of any process, equipment or device not now in use and within Union jurisdiction, the employee to be laid off will be given at least two (2) months' notice in advance of the effective date of the layoff or two (2) months' pay in lieu thereof.

                  ARTICLE XIV - OTHER CONDITIONS OF EMPLOYMENT

SECTION 1.

         Upon submission of appropriate documentation, pursuant to IRS requirements, the Company shall reimburse or advance employees in the bargaining unit for all meal and lodging and other reasonable related expenses incurred or to be incurred by such employees who are required to perform services outside the Dayton, Ohio DMA.

Prior approval of the Employer is required for allowances under this Section.

 SECTION 2.

         The Station and IBEW affirm their intentions to continue to adhere to and support a policy which affords equal opportunity to qualified individuals regardless of their race, creed, color, handicap, national origin, age, sex or membership in any other legally protected classification.

SECTION 3.

         In the event that now or hereafter there is any State or Federal Law or any Directive, Order, or Rule or Regulation made pursuant thereto, which is in conflict with the provisions of this Agreement, the same shall supersede any provision or provisions of any agreement between the parties which is in conflict therewith and shall thereafter govern and control the relations and conduct of the parties so long as such Law, Directive, Order, Rule or Regulation shall remain in effect. All provisions of this Agreement not so affected shall remain in full force and effect during the term of this Agreement.

SECTION 4.

         Time spent in traveling on Station assignments, for purposes of determining hours worked, will be computed in accordance with the regulations and provisions of the Fair Labor Standards Act.

SECTION 5.

         Trainees employed by the Station may be assigned to perform work covered by the Collective Bargaining Agreement between the Company and the Union as part of their on-the-job training program, provided such Trainees do not replace or displace an employee covered by the Agreement and provided further that the Trainees will work under the general supervision of a bargaining unit employee and such Trainees will be in addition to the assigned employees required.

         Such Trainees employed by the Company shall not be covered by any of the provisions of this Agreement.

                             ARTICLE XV - 401K PLAN

         Employees covered by this Agreement shall be eligible to participate in the Employer's 401(k) Plan at the same rate and benefit levels provided to non-bargaining unit employees. All administrative costs and expenses associate with this Plan shall be borne by the Employer.

                     ARTICLE XVI - RESTRICTION ON OPERATIONS

         The parties mutually recognize the necessity of remaining competitive by adopting technological advancements. Therefore, nothing in this Agreement shall be construed to limit or in any way restrict the Station from introducing, modifying, installing, revamping or utilizing new or improved equipment and/or methods of operation.

                            ARTICLE XVII - INSURANCE

SECTION 1.

         (a) During the term of this Agreement, regular full-time employees shall be entitled to participate in the medical insurance programs generally made available to management and salaried employees at WDTN-TV, including major medical, vision and dental, subject to the same eligibility, participation and contribution standards as such as other employees.

         (b) During the term of this Agreement, the Employer agrees to contribute 60% of the cost of employee health insurance costs covering health, dental and vision care. If an employee chooses an Employer controlled plan, the contribution by the Employer will increase to 70% of such costs.

         (c) During the term of this Agreement, the Employer agrees to meet with a Union designated committee to review the various plans offered and discuss, where appropriate, suggestions on improvements.

SECTION 2.

         Individuals returning to work after an illness, disability or other leave granted under the Employee Assistance Program for treatment or rehabilitation related to alcohol or substance abuse may be required to sign a re-entry agreement as previously utilized by the Station as a condition of return to work. The Station may limit any such leave to one (1) occurrence, in its discretion.

SECTION 3.

         During the term of this Agreement, all full-time employees shall receive, at no cost of the employee, life insurance coverage in accordance with the Employer's plan in effect as of the execution of this Agreement. Such plan shall provide a death benefit of one and one-half (1 1/2) times the individual employee's salary.

SECTION 4.

         During the term of this Agreement, the Employer shall provide, at no cost to the employee, the benefits of the long-term care coverage plan for each full-time employee. Such coverage shall be in accordance with the Employer's coverage plans afforded to nonbargaining unit employees at the Station.

SECTION 5.

         During the term of this Agreement, the Employer shall provide, at no cost to the employee, the benefits of the travel accident benefit plan for each full-time employee. Such coverage shall be in accordance with the Employer's coverage plans afforded to nonbargaining unit employees at the Station.

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized Officers and Representatives, have caused this Agreement to be executed on the day and year first above written.

RADIO AND TELEVISION BROADCAST              WDTN
ENGINEERS, LOCAL UNION 1266 OF                      ---------------------------
THE INTERNATIONAL BROTHERHOOD OF

ELECTRICAL WORKERS, AFL-CIO

By /s/ Don Kuykendall                       By  /s/  David LaFrance
   -------------------------                    ------------------------------
Don Kuykendall, President                       David LaFrance, Vice President
    IBEW Local 1266                               and General Manager, WDTN

By /s/ Fred L. Schoenhofer                  By /s/ Steve Fischer
   -------------------------                   --------------------------------
Union Steward                                             Station Manager, WDTN